Exhibit 99.1

Axogen Announces New Seven-Year Financing Agreement with Oberland Capital and Provides Preliminary Second Quarter Revenue Estimate

ALACHUA, FL – July 1, 2020 – Axogen, Inc. (NASDAQ: AXGN), a global leader in developing and marketing innovative surgical solutions for peripheral nerve injuries, today announced a financing agreement with Oberland Capital and provided preliminary, estimated revenue for the second quarter ended June 30, 2020.

Summary

●	Financing agreement provides up to $75.0 million in three tranches with interest only payments over seven years
●	$35.0 million drawn by the Company upon closing the agreement on June 30, 2020
●	Preliminary second quarter revenue is estimated to be at least $21 million, down 21% versus prior year

“We are pleased to announce this new debt facility with Oberland Capital,” noted Peter J. Mariani, chief financial officer of Axogen. “The addition of this facility further strengthens our balance sheet and supports the completion of our new Dayton biologic processing center in 2021. We believe that our strong balance sheet and continued commitment to our cost mitigation initiatives will allow us to emerge from the COVID-19 downturn a stronger, leaner organization and on a path to profitability.”

“I am very pleased with the Axogen team’s commitment to our customers and the support we have provided as surgical schedules reopened during the quarter,” commented Karen Zaderej, chairman, CEO, and president of Axogen. “Our pace of recovery continues to vary regionally based on the local impact of COVID-19. In many geographies we experienced a short-term surge in nerve repair cases as elective surgeries resumed and previously deferred procedures were completed. While we are encouraged by the ongoing recovery, we remain measured in our outlook for the remainder of the year as we believe most currently deferred procedures will be completed by end of summer and COVID-19 will continue to negatively impact the incidence of trauma and surgical procedure volumes. As a result, we expect third and fourth quarter revenue will remain below prior-year levels.”

Oberland Capital Financing Agreement

The Company drew $35.0 million at closing on June 30, 2020 pursuant to its financing agreement with Oberland Capital. The facility allows for a second tranche of $15.0 million to be drawn at the Company’s option upon achieving two consecutive quarters with revenue of at least $20.0 million. This second tranche can also be put to the Company at any time by Oberland Capital. The facility also allows a third tranche of $25.0 million to be drawn at the Company’s option upon achieving two consecutive quarters with revenue of $28.0 million.

The facility requires quarterly interest payments for seven years. Interest is calculated as 7.5% plus the greater of LIBOR or 2.0%. The interest rate at closing is 9.5%. An additional quarterly royalty payment on the first $70.0 million of annual revenue, will begin on September 30, 2021. This royalty structure results in approximately 1.0% per year of additional payments on the outstanding loan amount. Upon maturity, the Company will repay the principal balance and provide a make-whole payment calculated to generate an IRR to Oberland Capital of 11.5%, less the total of all quarterly interest and royalty payments previously paid to Oberland Capital.

Additionally, Oberland Capital has the right to purchase up to $3.5 million of common stock from Axogen at any time after closing of the financing agreement until the later of (i) the date all amounts due under the financing agreement are repaid and (ii) June 30, 2027. The purchase price of the common stock will be calculated as the 45-day moving average of the closing stock price on the day prior to the purchase.

Additional details regarding the financing are available in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission this morning. The foregoing summary of certain terms of the financing agreement and related agreements is qualified in its entirety by reference to the full text of such agreements, which will be filed as exhibits to the Form 8-K.

The results disclosed in this press release are preliminary. The Company will make its full report for the quarter ended June 30, 2020 on August 5, 2020 and host a conference call that same day.

About Oberland Capital

Oberland Capital, a private investment firm with over $2.25 billion in capital commitments since inception, is focused exclusively on investing in the global healthcare industry and specializes in flexible investment structures customized to meet the specific capital requirements and strategic objectives of its transaction partners. Oberland Capital’s broad suite of financing solutions includes monetization of royalty streams, acquisition of future product revenues, creation of project-based financing structures, and investments in traditional debt and equity. With a combination of deep industry knowledge and extensive structured finance experience, the Oberland Capital team has a history of creating value for its transaction partners. The firm was founded in 2013 by Jean-Pierre Naegeli and Andrew Rubinstein.

About Axogen

Axogen (AXGN) is the leading company focused specifically on the science, development and commercialization of technologies for peripheral nerve regeneration and repair. Axogen employees are passionate about helping to restore peripheral nerve function and quality of life to patients with physical damage or transection to peripheral nerves by providing innovative, clinically proven and economically effective repair solutions for surgeons and health care providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day, people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Physical damage to a peripheral nerve, or the inability to properly reconnect peripheral nerves, can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.

Axogen's platform for peripheral nerve repair features a comprehensive portfolio of products, including Avance® Nerve Graft, a biologically active off-the-shelf processed human nerve allograft for bridging severed peripheral nerves without the comorbidities associated with a second surgical site; Axoguard® Nerve Connector, a porcine submucosa extracellular matrix (ECM) coaptation aid for tensionless repair of severed peripheral nerves; Axoguard® Nerve Protector, a porcine submucosa ECM product used to wrap and protect damaged peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments; Axoguard® Nerve Cap, a porcine submucosa ECM product used to protect a peripheral nerve end and separate the nerve from the surrounding environment to reduce the development of symptomatic or painful neuroma; and Avive® Soft Tissue Membrane, a processed human umbilical cord intended for surgical use as a resorbable soft tissue barrier. The Axogen portfolio of products is available in the United States, Canada, the United Kingdom, South Korea, and several other European and international countries.

Cautionary Statements Concerning Forward-Looking Statements
This press release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events, or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “continue,” “may,” “should,” “will,” “goals,” and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements related to the expected impact of COVID-19 on our business, statements regarding our growth, product development, product potential, financial performance, sales growth, product adoption, market awareness of our products, data validation, our assessment of our internal controls over financial reporting, our visibility at and sponsorship of conferences and educational events. The forward-looking statements are and will be subject to risks and uncertainties, which may cause actual results to differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements contained in this press release should be evaluated together with the many uncertainties that affect our business and our market, particularly those discussed under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as other risks and cautionary statements set forth in our filings with the U.S. Securities and Exchange Commission. Forward-looking statements are not a guarantee of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made and, except as required by applicable law, we assume no responsibility to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or otherwise.

Contact: Axogen, Inc. Peter J. Mariani, Chief Financial Officer pmariani@axogeninc.com InvestorRelations@AxogenInc.com